EXHIBIT 99.1

Sinobiopharma, Inc.

8 Zhong Tian Road

Nantong City, Jiangsu Province

China  226009

Symbol: OTCBB: SNBP

August 10, 2010

NEWS RELEASE

SINOBIOPHARMA ANNOUNCES  AGREEMENT TO

CO-DEVELOP, MANUFACTURE AND PROMOTE EPLERENONE

NANTONG CITY, China, Aug. 10, 2010 -- Sinobiopharma, Inc. (OTCBB:SNBP - News) ("Sinobiopharma" or the "Company"), an innovative biopharmaceutical products company with primary operations in China, today announced that the Company, through its wholly-owned subsidiary Dong Ying (Jiangsu) Pharmaceutical Co., Ltd., has signed an agreement with Jiangsu Lianhuan Pharmaceuticals Co., Ltd. ("Lianhuan") to co-develop, manufacture and commercialize Eplerenone, a therapeutic agent formulated to treat high blood pressure and vascular diseases. Sinobiopharma is the first Chinese pharmaceutical company that received the approval from the Chinese State FDA for clinical trial of Eplerenone in China. If successfully commercialized, the Company anticipates that Eplerenone will enjoy multi-year market exclusivity based on its first-to-market status.

Under the terms of the agreement, upon successful launch of the product, Sinobiopharma will receive 60% of Eplerenone's profits while Lianhuan is entitled to the balance. Sinobiopharma has received authorization from the China State Food and Drug Administration (SFDA) to commence clinical trials. Lianhuan has agreed to execute and fund the cost of clinical development, regulatory applications and manufacturing of Eplerenone. The companies intend to jointly market Eplerenone based on their different geographical strengths in China.

"We are pleased to collaborate with a high quality, strong partner like Jiangsu Lianhuan," said Dr. Lequn Lee Huang, Chairman and Chief Executive Officer of Sinobiopharma. "We are highly optimistic about Eplerenone and believe that it could be an important growth driver, thanks to our first mover advantage with this compound and high technical barrier which would limit potential competition."

About Eplerenone

Eplerenone is an aldosterone antagonist used as an adjunct in the management of chronic heart failure. It is specifically used for reducing cardiovascular risk in patients following myocardial infarction.

About Jiangsu Lianhuan Pharmaceuticals Co., Ltd.:

Lianhuan is a China-listed pharmaceutical company located in the Yangzhou, Jiangsu province of China. Lianhuan was established in 1958 and employs 1100 people. The company has GMP certified production lines, a strong research and development capability and occupies 190,000 square meters. For more information, visit: http://www.lhpharma.com/english/default.htm

About Sinobiopharma, Inc.

Sinobiopharma is a fully integrated and highly innovative specialty biopharmaceutical company engaged in the research and development, manufacture and marketing of biopharmaceutical products in China, one of the world's fastest growing pharmaceutical markets. Known as Dong Ying (Jiangsu) Pharmaceutical Co., Ltd., Sinobiopharma's wholly-owned subsidiary in China, the Company's current therapeutic focus is on anesthesia-assisted agents and cardiovascular drugs. Sinobiopharma has patented new methods for synthesizing active pharmaceutical ingredients (API) at a lower cost and owns drug delivery formulations that improve usability. For additional information, please visit the Company's website at: www.sinobp.com.

Contact:

Sinobiopharma, Inc.
James Mu, CFO
86-25-5806-1579
xjmu@sinobiopharma.com

FORWARD LOOKING STATEMENTS

This news release may include "forward-looking statements" regarding Sinobiopharma, Inc., and its subsidiaries, business and project plans. Such forward looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor created by such sections. Where Sinobiopharma, Inc. expresses or implies an expectation or belief as to future events or results, such expectation or belief is believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Sinobiopharma, Inc. does not undertake any obligation to update any forward looking statement, except as required under applicable law.